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                                                                    EXHIBIT 4.10

                         (KINGSDALE CAPITAL PARTNERS INC. LOGO)


December 15, 2003

WESTERN SILVER CORPORATION
1650 - 1185 West Georgia Street
Vancouver, British Columbia
V6E 4E6

ATTENTION:        F. Dale Corman, Chairman and CEO
                  Thomas Patton, President and COO

Dear Sirs:

                                AGENCY AGREEMENT
                              PRIVATE PLACEMENT OF
                                COMMON SHARES OF
                           WESTERN SILVER CORPORATION

Kingsdale Capital Partners Inc., Kingsdale Capital Markets Inc. and Orion Securities Inc. (collectively, the "AGENTS") understand that Western Silver Corporation (the "COMPANY") proposes to make a private placement of not less than 2,000,000 common shares ("SECURITIES") of the Company (the "OFFERING" or the "FINANCING") at a price of $5.15 per Security, structured as set out herein. It is understood that the Offering is subject to approval by the Toronto Stock Exchange and the American Stock Exchange (the "EXCHANGES").

The purpose of the Offering is to provide the Company with funds primarily to pay for the exploration and development of the Company's mineral properties, with the balance being used for working capital.

The Company hereby appoints the Agents as its exclusive co-lead agents to effect the sale of the Securities to investors (the "PURCHASERS") on a reasonable efforts basis in the Qualifying Jurisdictions. The Agents hereby severally agree to act as the Company's co-lead agents for such purpose and to use reasonable efforts to effect the sale of the Securities on the Company's behalf in the respective percentages set forth in section 21 below. It is understood and agreed that the Agents shall act as agents only and are under no obligation to purchase or effect the purchase of any of the Securities, although any of the Agents may do so if it so desires. The Offering shall be made only in Canada, the United States of America and such other jurisdictions as may be agreed to by the Company and the Agent (the "QUALIFYING JURISDICTIONS"), pursuant to the relevant rules of the Exchange, and pursuant to applicable exemptions from the prospectus and registration requirements of the securities laws of such Qualifying Jurisdictions. The Agents may form a selling group of such co-agents, if any, as they may in their sole discretion determine to be necessary or desirable for the purposes of the Offering.

The terms "material change", "material fact" and "misrepresentation" shall have the meanings ascribed to them in the Securities Act (Ontario).

The Agents' sale of Securities on the Company's behalf is subject to the terms, conditions, covenants, representations and warranties listed below.







        Scotia Plaza, 40 King Street West, Ste. 3600, Toronto, ON M5H 3Y2
                  Telephone: (416) 867-4550 Fax: (416) 867-4566

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1)   As consideration for the Agents' agreement to sell the Securities, the
     Company hereby agrees that:

     a) The Agents shall be permitted to conduct such due diligence investigation of the Company, including its business, properties, material contracts, and reports or other matters, as the Agents deem necessary or advisable and the results of such due diligence investigation shall be satisfactory to each Agent, in its sole discretion, acting reasonably;

     b) The Company shall, up to and including Closing (as hereinafter defined), promptly notify the Agents in writing of any material change (actual, contemplated or threatened) in the financial condition, business or affairs of the Company of which it is aware, and of any change (actual, contemplated or threatened) of any material fact of which it is aware.

2) It is anticipated that the closing of this Offering will take place on December 15, 2003, or such other date or dates as may be mutually agreed upon in writing between the Company and the Agents. Each such closing (a "CLOSING") shall take place at the offices of Fasken Martineau DuMoulin LLP in Toronto at such time as the Company and the Agents may agree upon.

3) At each Closing, the Company shall deliver to the Agents against payment of the purchase price, the following:

     a) the requisite certificates representing the Securities, duly registered in accordance with each Purchaser's instructions;

     b) all commissions, fees, warrant certificates and other remuneration, as the case may be, due to the Agents under this Agreement;

     c) a legal opinion from its counsel, dated at Closing, in a form and content satisfactory to the Agents and their counsel;

     d) a certificate from a senior officer of the Company certifying on behalf of the Company that: (i) the representations and warranties of the Company contained in this Agreement and in the subscription agreements given to prospective purchasers (the "Purchasers") under the Offering (the "Subscription Agreements"), are true and correct as of the date of Closing; (ii) the Company has duly complied with all covenants and satisfied all the conditions contained in this agreement and the Subscription Agreements required to be performed or satisfied by it up to the time of Closing; (iii) other than the Purchasers no other person, firm or corporation has any right, conditional or otherwise, to acquire shares of the Company other than currently outstanding warrants and incentive stock options; (iv) there is in existence no unanimous shareholders agreement governing the Company nor, to the best of such officer's knowledge, any other shareholders agreement, unanimous or otherwise, that restricts in whole or in part the powers of the directors to manage the business and affairs of the Company; (v) no order ceasing or suspending trading in securities of the Company or prohibiting the sale of the Securities, or the underlying securities, has been issued and no proceedings for such purpose are pending or, to such officer's knowledge, after reasonable inquiry, threatened; (vi) the sale of the Securities by the Company does not conflict with or result in a breach of or constitute a default under, whether after notice or lapse of time or both, any of the terms, conditions or provisions of the constating documents, by-laws or resolutions of the Company or of any material agreement to which it is a party; (vii) each of the Company's material contracts remains in full force and effect, unamended, and, to such officer's knowledge, after reasonable inquiry, no act, omission or state of events has occurred that constitutes a breach of or default under any such material contracts;

     e) such other documents as may be reasonably requested by the Agents' counsel.

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4)   By the Company's acceptance of this Agreement, the Company represents and warrants to and covenants and agrees with the Agents that:

     a) it is and will be at Closing a corporation validly incorporated and subsisting under the laws of British Columbia, it is duly qualified to carry on its business under the laws of all jurisdictions in which such business is carried on or is to be carried on, and with the exception of Western Copper Holdings Inc. (Nevada), which the Company intends to allow to lapse and which is not a material subsidiary of the Company, each subsidiary of the Company (a "SUBSIDIARY") has been validly formed and is subsisting under the laws of its jurisdiction of formation and is duly qualified to carry on its business under the laws of all jurisdictions in which such business is carried on or is to be carried on;

     b) the Company and each of its Subsidiaries has all corporate power and authority to own, lease and operate its properties and conduct its business;

     c) this Agreement has been duly authorized, executed and delivered by the Company;

     d) in respect of subscriptions procured by the Agents and accepted by the Company, the Company will take all necessary steps to complete the Offering as contemplated herein including creating, issuing and selling such number of Securities as will be necessary to satisfy such subscriptions;

     e) it will not use the proceeds of the Offering for any purpose other than as contemplated by this Agreement;

     f) it is and will be at closing a reporting issuer under the securities laws of the Provinces of Ontario and British Columbia, and is in good standing and not in default under the securities laws of those provinces;

     g) its common shares are and will at Closing be listed for trading on the Toronto Stock Exchange under the symbol "WTC" and on the American Stock Exchange under the symbol "WTZ", such trading has not been halted or suspended, the Company has not been notified by the Exchange that it does not meet the requirements to maintain that listing, the Company is not designated inactive, suspended or the equivalent, and the Company is in good standing and not in default under the regulations, rules and policies of the Exchange;

     h) as of the date of Closing the Company is a "qualifying issuer" as that term is defined in s.1.1 of Multilateral Instrument 45-102;

     i) the authorized capital of the Company is as disclosed in its public disclosure record on the System for Electronic Document Analysis and Retrieval ("SEDAR"), and except as disclosed to the Agents in writing or herein, no person or company has any agreement or option, or any right or privilege (whether pre-emptive or contractual) capable of becoming an agreement (including convertible securities or warrants), to acquire any unissued shares or other securities of the Company or any of its Subsidiaries;

     j) its public disclosure record on SEDAR sets out all material information regarding the business, operations and capital of the Company, is up-to-date, complete and does not contain any misrepresentations which have not been corrected in such record;

     k) there has been no material change (actual, anticipated, contemplated or threatened, financial or otherwise) except as publicly disclosed prior to the date of this Agreement, in the business, affairs, operations, capital, assets or liabilities (contingent or otherwise) of the Company or its Subsidiaries;

     l) no legal or governmental proceedings are pending to which the Company, or any of its Subsidiaries, is a party or to which its property is subject that would result individually or


                                      -3-
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          in the aggregate in any material adverse change in the operation, business or condition of the Company and, to the knowledge of the Company, no such proceedings have been threatened against or are contemplated with respect to the Company or its Subsidiaries or with respect to their properties;

     m)   each of the Company and its Subsidiaries:

          i) has conducted and is conducting its business in material compliance with all applicable laws, rules, regulations, tariffs, orders and directives of each jurisdiction in which its business is carried on;

          ii) to its knowledge, is licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated;

          iii) possesses all material approvals, consents, certificates, registrations, authorizations, permits and licenses issued by the appropriate provincial, state, municipal, federal or other regulatory agency or body necessary to carry on the business currently carried on, or contemplated to be carried on, by it, is in compliance in all material respects with the terms and conditions of all such approvals, consents, certificates, authorizations, permits and licenses and with all laws, regulations, tariffs, rules, orders and directives material to the operations thereof, and none of the Company or any Subsidiary;

          iv) all such licences, registrations and qualifications are and will be at the time of Closing valid, subsisting and in good standing, except in each case in respect of matters which do not and will not result in any material adverse change to the business, business prospects or condition (financial or otherwise) of the Company and its Subsidiaries (on a consolidated basis), and except for the absence of any such license, registration or qualification which does not and will not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries (on a consolidated basis) or on the power or authority of the Company to perform its obligations under this Agreement, the Subscription Agreements, or the Broker Warrants, as applicable; and

          v) neither the Company nor any of its Subsidiaries has received any notice of the modification, revocation or cancellation of, or any intention to modify, revoke or cancel or any proceeding relating to the modification, revocation or cancellation of any approval, consent, certificate, authorization, permit or license necessary to conduct the business now owned or operated by it which, singly or in the aggregate, if the subject of an unfavourable decision, order, ruling or finding, would materially adversely affect the conduct of the business or operations, or the assets, liabilities (contingent or otherwise), condition (financial or otherwise), income or prospects of, the Company or any Subsidiary;

     n) except as disclosed in the Company's public disclosure record on SEDAR, the Company and the Subsidiaries:

          i) and the property, assets and operations thereof, comply in all material respects with all applicable "ENVIRONMENTAL LAWS" (which term means and includes, without limitation, any and all applicable international, federal, provincial, state, municipal or local laws, statutes, regulations, treaties, orders, judgements, decrees, ordinances, official directives and all authorizations relating to the environment, occupational health and safety, or any "ENVIRONMENTAL ACTIVITY" (which term means and

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               includes, without limitation, any past, present or future
               activity, event or circumstance in respect of a "CONTAMINANT" (which term means and includes, without limitation, any pollutants, dangerous substances, liquid wastes, hazardous wastes, hazardous materials, hazardous substances or contaminants or any other matter including any of the foregoing, as defined or described as such pursuant to any Environmental Law), including, without limitation, the storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation thereof, or the release, escape, leaching, dispersal or migration thereof into the natural environment, including the movement through or in the air, soil, surface water or groundwater));

          ii) do not have any knowledge of, and have not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may affect, either the Company or any Subsidiary or any of the property, assets or operations thereof, relating to, or alleging any violation of any Environmental Laws, the Company is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and neither the Company nor any Subsidiary nor any of the property, assets or operations thereof is the subject of any investigation, evaluation, audit or review by any "GOVERNMENTAL AUTHORITY" (which term means and includes, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any Company or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing) to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any Contaminant into the environment, except for compliance investigations conducted in the normal course by any Governmental Authority));

          iii) have not given or filed any notice under any federal, state, provincial or local law with respect to any Environmental Activity, the Company and the Subsidiaries do not have any liability (whether contingent or otherwise) in connection with any Environmental Activity and the Company is not aware of any notice being given under any federal, state, provincial or local law or of any liability (whether contingent or otherwise) with respect to any Environmental Activity relating to or affecting the Company or any Subsidiary or the property, assets, business or operations thereof;

          iv) do not store any hazardous or toxic waste or substance on the property thereof and have not disposed of any hazardous or toxic waste, in each case in a manner contrary to any Environmental Laws, and there are no Contaminants on any of the premises at which the Company or any Subsidiary carries on business, in each case other than in compliance with Environmental Laws; and

          v) are not subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment (except for those derived from normal exploration activities) or non-compliance with Environmental Law;

     o) the Company and its Subsidiaries own or have the right to use under license, sub-license or otherwise all material intellectual property used by the Company and its Subsidiaries in its business, including copyrights, industrial designs, trade marks, trade secrets, know how and proprietary rights is free and clear of any and all encumbrances, except for


                                      -5-
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          royalty obligations and general bank security incurred or granted, as the case may be, in the ordinary course of business;

     p) any and all of the agreements and other documents and instruments pursuant to which the Company or any Subsidiary holds its properties and assets (including any interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with terms thereof, none of the Company or any Subsidiary is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged;

     q) such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all leases, licences and claims pursuant to which the Company or any Subsidiary derive the interests thereof in such property and assets are in good standing, and there has been no material default under any such lease, licence or claim and, except as disclosed in the Disclosure Documents;

     r) none of the properties (or any interest in, or right to earn an interest in, any property) of the Company or any Subsidiary is subject to any right of first refusal or purchase or acquisition right which is not disclosed in the Company's public disclosure record on SEDAR;

     s) all taxes required to be paid with respect to such properties and assets to the date hereof have been paid;

     t) the Company and each of its Subsidiaries (where applicable) has on a timely basis filed all necessary federal, provincial, state, local and foreign tax returns and notices and has paid or made provision for all applicable taxes of whatever nature to the extent such taxes have become due or have been alleged to be due and the Company is not aware of any material tax deficiencies or material interest or penalties accrued or accruing, or alleged to be accrued or accruing thereon which have not otherwise been provided for by the Company;

     u) to the knowledge of the Company, there is not currently any labour disruption or conflict which is adversely affecting or could adversely affect, in a material manner, the carrying on of the Company's or any Subsidiary's business, considered as a whole;

     v) it will cause its duly appointed officers to assist the Agents in the preparation of marketing materials and related information which comply with applicable securities laws and be available and commit the time necessary to meet with prospective Purchasers identified by the Agents to solicit their purchases;

     w) all necessary filings and all necessary steps and proceedings to notify the required securities regulators of the transactions contemplated hereby, and all required consents or approvals from them to complete such transactions have been made or obtained, and other than those filings required to be made with certain securities commissions following Closing, which filings will be made post-Closing; and

     x) it will use its best efforts to fulfill, at or prior to Closing, each of the terms and conditions set out herein.

5) Each Agent covenants and agrees with the Company that all information not in the public domain provided by the Company to the Agent or to the Agent's representatives or advisors shall be kept confidential by the Agent, its representatives and advisors.

6) Each Agent covenants and agrees that in the course of its duties hereunder, the Agent will not make (and will cause the members of the Selling Group (as defined in paragraph 8 hereof) not to make) any representations or warranties in respect of the Company as its agent other than is


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     publicly available or as specifically authorized by the Company. Each Agent confirms that no offer or solicitation for the purchase or sale of the Securities has been made and covenants and agrees that no offer or solicitation to purchase or sale of the securities to be issued pursuant to the Offering will be made by it, directly or indirectly, or by any member of the Selling Group, to any persons or in such manner as to require registration either of the Company or such securities or the filing of a prospectus, registration statement or offering memorandum under, or involve any breach of, the securities laws (including the regulations, rules and policies promulgated thereunder) of the Qualifying Jurisdictions or any other jurisdiction in which the Purchasers may be residing or in which the Company may be a reporting issuer. Each Agent covenants and agrees (and will cause the members of the Selling Group) to conduct activities in connection with the sale of the Securities in compliance with all applicable laws and to obtain from each Purchaser a completed and executed Subscription Agreement (including all certifications, undertakings, questionnaires and other documentation contemplated thereby or as may be required by applicable securities regulatory authorities or the Exchange) in a form acceptable to the Company and the Agent relating to the transactions herein contemplated. The Agent has not and will not (and will cause the members of the Selling Group to not) (i) provide prospective purchasers with any document or other material that would constitute an offering memorandum within the meaning of applicable securities laws, or
     (ii) engage in or authorize any form of general solicitation or general advertising of any kind with or in respect of any of the Securities, including without limitation, in any newspaper, magazine, printed media of general and regular paid circulation or any similar medium or broadcast over radio, television, electronic display or otherwise or conduct any seminar or meeting concerning the offer or sale of any of the Securities whose attendees have been invited by any general solicitation or general advertising.

     Each Agent further represents, and will cause the members of the Selling Group to represent, that it is a corporation incorporated and in good standing in the jurisdiction in which it was formed, and is licensed and authorized to sell the Securities and receive commissions related thereto in the Qualifying Jurisdictions. For greater clarity, where an Agent is not registered or licensed to sell the Securities in a Qualifying Jurisdiction, and needs to be so registered and licensed, the Agent shall act only through one or more members of the Selling Group who are so registered or licensed.

7) Each Agent shall have the right, to cease soliciting subscriptions for Securities, to withdraw all subscriptions and cancel any obligation of the Purchasers notwithstanding that the Company may have accepted some or all of the subscriptions and to return such subscription payments to the Purchasers without any interest earned thereon and without deduction, if at any time prior to a Closing:

     a) the Company has not complied with its obligations under paragraph 1 hereof;

     b) the Agents or any one of them are not satisfied in good faith with the results of its due diligence review and investigations of the Company;

     c) there is, in the sole reasonable opinion of the Agents or any one of them, a material change or a change in any material fact or a new material fact arising with respect to the Company and its business which would reasonably be expected to have a material adverse effect on the business, affairs, or profitability of the Company or on the market price or the value of the securities of the Company;

     d) there should develop, occur or come into effect any event of any nature, state of facts, development, accident, law, governmental or regulatory decision, or other occurrence of any nature whatsoever, which in the reasonable opinion of the Agents or any one of them, as agent, makes it impossible, unprofitable or inadvisable to offer the Securities or which materially adversely affects or may materially adversely affect the financial markets or

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          the business, affairs or profitability of the Company or the market price or value of the securities of the Company;

     e) the state of the financial markets is such that in the reasonable opinion of the Agents or any one of them, as agent:

          i) the Securities cannot be marketed with a reasonable expectation of profit;

          ii) it would be unprofitable to offer or continue to offer the Securities for sale; or

          iii) the advantage or risks in investing in the Securities have been materially adversely altered;

     f) any order operating to restrict, prevent or cease trading in the Securities is made pursuant to any of the securities legislation or any other legislation of the Qualifying Jurisdictions and such order has not been revoked;

     g) there is any material breach or non-performance of the covenants of the Company contained herein and required to be performed prior to Closing that has not been rectified or remedied or which the Company has not commenced to rectify or remedy; or

     h) any inquiry or investigation (whether formal or informal) in relation to the Company or any of its directors, officers or employees in their capacities as such, as the case may be, is commenced or threatened by any officer or official of any securities commission or other similar regulatory authority.

     If the obligations of an Agent and the Purchasers are terminated pursuant to this paragraph 7, the Company's liability to that Agent shall be limited to the Company's obligations under the expense provisions in paragraph 10 of this Agreement. A notice of termination given by one Agent under this paragraph 7 shall not be binding upon the other Agents. The right of the Agents or any of them to terminate their respective obligation under this Agreement is in addition to such other remedies as they may have in respect of any default, act or failure to act of the Company in respect of any of the matters contemplated by this Agreement.

8) The Agents shall have the right to form a selling group (the "SELLING GROUP") of such registered dealers or brokers as the Agents deem appropriate in the circumstances. The members of the Selling Group shall be obliged to abide by the terms of this Agreement. Any commission paid or securities issued to members of the Selling Group in respect of the Offering is to be for the Agents' account, and the Agents and the members of the Selling Group shall divide such payments and securities amongst themselves as agreed between them.

9) The Company shall provide the Agents with full disclosure of all correspondence and communication held with any regulatory authority in connection with the Company from the date hereof until the date of Closing and the Agents shall have a right to attend and participate in any meetings or discussions with any such regulatory authority and the Company shall provide the Agents and their counsel with reasonable notice thereof.

10) Whether or not the sale of the Securities shall be completed, all expenses of or incidental to the issue and delivery of the Securities contemplated hereby and/or incidental to all matters in connection with the transaction set out shall be borne by the Company including, without limitation, all reasonable expenses of the Agents and the members of the Selling Group incurred in connection with the issuance and sale of the Securities contemplated herein, all fees required under applicable securities laws, the fees and expenses of counsel to the Company, and the reasonable fees and expenses and disbursements of counsel to the Agents and the members of the Selling Group. "Out-of-pocket" expenses of the Agents and the members of the Selling Group (other than the fees, disbursements and taxes payable to its counsel) in excess of $10,000 must be approved in advance by the Company, and the Agents and the members of the Selling Group shall make available to the Company all invoices for such expenses. The fees of counsel to the Agents and the Selling Group members shall not exceed an aggregate of $35,000 exclusive of disbursements and G.S.T. These expenses shall be paid immediately by the Company upon receiving a notice thereof together with evidence satisfactory to the Company, acting reasonably, of such expenses being incurred as the Company shall reasonably request. If the Offering is not completed, the Company agrees to pay the Agents and the members of the Selling Group all of their reasonable expenses and costs referred to herein (including fees and expenses of counsel), subject to the limits set out herein.

11) All warranties, representations, covenants and agreements contained herein or contained in any documents submitted pursuant to this Agreement and in connection with the transaction contemplated shall survive the purchase and sale of the Securities and shall continue in full force and effect for the benefit of the Purchasers for the period ending twelve (12) months after the date of Closing and shall not be limited or prejudiced by any investigation made by or on behalf of any of the Agents in connection with the purchase and sale of the Securities or otherwise.

12) The Company hereby agrees to indemnify and save harmless each Agent and its directors, officers, employees and agents from and against all liabilities, claims, actions, suits, proceedings, losses (other than loss of profits), costs, damages and expenses in any way caused by, or arising directly or indirectly from, or in consequence of:

     a) any misrepresentation or alleged misrepresentation (as such term is defined in the Securities Act (Ontario)) contained herein or made by the Company in connection with the sale by the Company of Securities in the Subscription Agreements (which, for greater clarity, shall include all attachments thereto) delivered to prospective Purchasers, or any written or verbal representation made to the public by the Company or on its behalf prior to the Closing;

     b) any information or statement (except any information or statement relating to or supplied by the Agent or any of the Agent's directors, officers, employees, partners, shareholders or agents) contained in any certificate of the Company or supplementary material delivered under this Agreement or pursuant to this Agreement (including but not limited to Subscription Agreements delivered to prospective Purchasers) which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation;

     c) any order made or enquiry, investigation or proceedings commenced or threatened by any securities commission or other competent authority based upon any untrue statement or omission or alleged untrue statement or alleged omission or any misrepresentation or alleged misrepresentation (except a statement or omission or alleged statement or omission relating to the Agent) in any certificate of the Company or the Subscription Agreements delivered to prospective Purchasers or based upon any failure to comply with Securities Laws (other than any failure or alleged failure to comply by the Agent), preventing or restricting the trading in or the sale or distribution of the Securities in the Qualifying Jurisdictions; or

     d) the non-compliance by the Company with any applicable securities laws, including the Company's non-compliance with any statutory requirement to make any document available for inspection.

13) If any matter or thing contemplated by this paragraph (any such matter or thing being referred to as a "CLAIM") is asserted against any person or company in respect of which indemnification is or might reasonably be considered to be provided, such person or company entitled to indemnification under this Agreement (the "INDEMNIFIED PARTY") shall notify the Company as soon as possible of the nature of such Claim and the Company shall be entitled (but not required) to assume the defence of any suit brought to enforce such Claim; provided, however, that the defence shall be conducted through legal counsel acceptable to the Indemnified Party acting reasonably and that no settlement of any such Claim may be made by the Company or the Indemnified Party without the prior written consent of the other parties to the action or proceeding which constitutes the Claim.

14) With respect to any Indemnified Party who is not a party to this Agreement, the Agent shall obtain and hold the rights and benefits of paragraph 13 in trust for and on behalf of such Indemnified Party.

15) In any such Claim, the Indemnified Party shall have the right to retain other counsel to act on his or its behalf and to participate in the defence thereof, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless: (i) the Company and the Indemnified Party shall have mutually agreed to the retention of other counsel; (ii) the Company fails to assume the defence of such Claim on behalf of the Indemnified Party within ten days of receiving notice of such Claim; or
     (iii) the named parties to any such Claim (including any added third or impleaded party) include both the Indemnified Party and the Company and the Indemnified Party shall have been advised by counsel that representation of the Indemnified Party by counsel for the Company is inappropriate as a result of potential or actual differing interests of those represented; in each of which cases the Company shall not have the right to assume the defence of such Claim on behalf of the Indemnified Party but the Company shall be liable to pay the reasonable fees and disbursements of counsel to the Indemnified Party, provided that in no event shall the Company be required to assume the fees and expenses of more than one counsel for all Indemnified Parties. This indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment which has become non-appealable shall determine that: (a) the Indemnified Party has been negligent or dishonest or has acted in bad faith or has committed any fraudulent act, fraudulent misrepresentation or act of wilful misconduct; and (b) the losses as to which indemnification is claimed hereunder were caused by the negligence, dishonesty, bad faith, fraudulent act, fraudulent misrepresentation or act of wilful misconduct referred to in the preceding paragraph (a) ("DISENTITLING CONDUCT").

16) In order to provide for a just and equitable contribution in circumstances in which the indemnity provided herein would otherwise be available in accordance with its terms but is, for any reason, held to be unavailable to or unenforceable by an Agent or enforceable otherwise than in accordance with its terms for reasons other than Disentitling Conduct, the Company and the Agent shall severally contribute to the aggregate of all claims, expenses, costs and liabilities and all losses (other than loss of profits) of a nature contemplated herein in such proportions so that the Agent is responsible for the portion represented by the percentage that the value of the consideration payable by the Company to the Agent under this Agreement bears to the aggregate offering price of the Securities and the Company is responsible for the balance, whether or not they have been sued together or sued separately.

17) The rights to contribution provided in paragraph 16 shall be in addition to and not in derogation of any other right to contribution which the Agent may have by statute or otherwise at law.

18) If an Agent has reason to believe that a claim for contribution may arise, the Agent shall give the Company notice of such claim in writing, as soon as reasonably possible, but failure to notify the Company shall not relieve the Company of any obligation which it may have to the Agent under paragraph 16, except where the failure to so notify prevents the Company from filing a defence to such claim.

19)  For services rendered to the Company the Agents shall receive, on Closing:
     (i) a commission equal to six percent (6%) of the gross proceeds of this Offering (the "COMMISSION") payable in cash or equity securities of the Company (to be issued at the same price as the price of the Securities under the Offering) as each Agent may in its sole discretion choose; and
     (ii) that number of warrants to acquire common shares of the Company ("BROKER WARRANTS") equal to 10% of the total number of Securities sold under the Offering. Each Broker Warrant shall entitle its holder to acquire one common share of the Company at an exercise price per share of $5.78 per share, or such lower price as the Exchanges may permit, on or before the expiry of twelve (12) months from the Closing. It is understood that the Broker Warrants to be issued to the Agents shall be issued solely to Kingsdale Capital Markets Inc. and Orion Securities Inc. for services rendered by them. Unless the Agents otherwise agree in writing, no commission, consulting fee or other amount in consideration for the sale of any of the securities shall be paid to any person or company other than the Agents or members of the Selling Group. Any subscribers introduced to the Company by an Agent, and who have not previously purchased securities of the Company, shall be proprietary to that Agent for a period of twelve (12) months from the date hereof, and all commissions payable and Broker Warrants issuable to that Agent hereunder shall be payable and issuable in respect of a financing which is concluded during this period by the Company with such a subscriber.

20) The Company hereby grants to the Agents the right (the "UNDERWRITER'S OPTION") to purchase from the Company at the Offering Price up to that number of Securities as is equal to 20% of the aggregate number of Shares sold pursuant to the Offering in order to cover over-allotments, if any, which right shall be exercisable not less than 24 hours prior to the Closing.

21) The Agents' obligations under this Agreement shall be several and not joint, and the Agents' respective obligations and rights and benefits hereunder shall be as to the following percentages, unless the Agents agree otherwise and notify the Company of the same in writing:

     Kingsdale Capital Markets Inc. and Kingsdale Capital Markets Inc. - 54.17%

     Orion Securities Inc. - 45.83%

22) The Company shall be entitled to and shall act on any notice, request, direction, consent, waiver, extension and other communication given or agreement entered into by or on behalf of the Agents by Kingsdale Capital Markets Inc. or Kingsdale Capital Partners Inc. who shall represent the Agents and have authority to bind the Agents hereunder. In all cases, Kingsdale Capital Markets Inc. and Kingsdale Capital Partners Inc. shall use their best efforts to consult with Orion Securities Inc. prior to taking any action contemplated herein.

23) During the period from the date hereof until Closing of the Offering, the Company shall promptly notify the Agent in writing of any material change, whether actual, anticipated or threatened in the business, affairs, operations, assets, or liabilities of the Company, of which the Company has knowledge. The Company shall, to the satisfaction of the Agent's counsel, promptly comply with all applicable filing and other requirements under securities legislation and similar laws and regulations in the Qualifying Jurisdictions as a result of such change and provide the Agent with such comfort in respect thereof as the Agent may reasonably require.

24) Any notice of other document, approval, waiver, extension or other communication that is or may be given hereunder shall be in writing and personally delivered to a responsible officer (or in the Agent's case to a responsible corporate finance officer) or shall be given by telecopier to:

a)   In the case of the Company

     WESTERN SILVER CORPORATION
     1650 - 1185 West Georgia Street
     Vancouver, British Columbia

     V6E 4E6

     Tel: (604) 684-9497
     Fax: (604) 684-4670

     Attention:  F. Dale Corman

     With a copy to:

     WILLIAM J. WORRALL, Q.C. LAW CORPORATION
     A member of Lexas Law Group
     1550 - 1185 West Georgia Street
     Vancouver, British Columbia
     V6C 4E5
     Tel: (604) 641-2765
     Fax: (604) 689-7030

     Attention:  William J. Worrall

b)   In the case of the Agent:

     KINGSDALE CAPITAL MARKETS INC. AND KINGSDALE CAPITAL PARTNERS INC. Suite 3600, Scotia Plaza
     40 King Street West
     Toronto, Ontario M5H 2Y2

     Tel: (416) 867-4550
     Fax: (416) 867-4565

     Attention: Joseph  Duggan or Robert Carbonaro

     and to

     ORION SECURITIES INC.
     181 Bay Street
     BCE Place, Suite 3100
     P.O. Box 830
     Toronto, Ontario M5J 2T3

     Tel: (416) 848-3523
     Fax: (416) 864-9509

     Attention: Douglas Bell
     with a copy to:

     Fasken Martineau DuMoulin LLP
     66 Wellington Street West, Suite 4200
     Toronto, Ontario
     M5K 1N6

     Tel: (416) 366-8381
     Fax: (416) 364-7813

     Attention: David Carbonaro or Bozidar Crnatovic

25) This Agreement shall be governed by the laws of British Columbia and the laws of Canada applicable therein and the parties hereby submit to the jurisdiction of the Courts of Ontario for any purpose arising out of or in connection with this Agreement.

26)  Time shall, in all respects, be of the essence hereof.

27)  All references to dollar amounts are to lawful money of Canada.

28) Any headings contained are for convenience only and shall not affect the meaning of interpretation hereof.

29) Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

30) This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings relating to the proposed financing, including the engagement letter dated November 18, 2003 between the Agent and the Company. This Agreement may only be amended or modified in any respect by written instrument signed by both parties.

31) The invalidity or unenforceability of any particular provision of this Agreement shall not effect or limit the validity or enforceability of the remaining provisions of this Agreement.

32) The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Company, the Agent and the Purchasers and their respective executors, heirs, successors and permitted assigns; provided that, except as provided for in the Subscription Agreements, this Agreement shall not be assignable by any party without the written consent of the others.

33) Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

34) This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

35) This Agreement may be executed in any number of counterparts, which taken together shall form one and the same agreement and may be delivered by telecopier or other similar means of electronic reproducible transmission and if so executed shall be legal, valid and binding on the party so signing as if originally signed.

If the foregoing is in accordance with the Company's understanding and is agreed to by the Company, will the Company please confirm its agreement by signing the enclosed duplicate of this letter and by returning the same to the Agent.

                                       Yours very truly,

                                       KINGSDALE CAPITAL PARTNERS INC.

                                       Per: /s/ Robert A. Carbonaro
                                            ------------------------------------
                                                Authorized Signing Officer
                                       I have authority to bind the corporation.

                                       KINGSDALE CAPITAL MARKETS INC.

                                       Per: /s/ Peter Notidis
                                            ------------------------------------
                                                Authorized Signing Officer
                                       I have authority to bind the corporation.

                                       ORION SECURITIES INC.

                                       Per: /s/ Doug Bell
                                            ------------------------------------
                                                Authorized Signing Officer
                                       I have authority to bind the corporation.

The foregoing accurately reflects the terms of the transaction that we hereby agree to enter into and the undersigned agrees to be legally bound hereby.

Accepted this 15th day of December, 2003.

                                       WESTERN SILVER CORPORATION

                                       Per: /s/ F. Dale Corman
                                            ------------------------------------
                                                Authorized Signing Officer
                                       I have authority to bind the corporation.